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                                                                Exhibit (j)(iii)

                              CONSENT OF COUNSEL


   We hereby consent to the use of our name and the references to our firm under the caption "Legal Counsel" included in or made a part of Post-Effective Amendment No. 36 to the Registration Statement of the Fifth Third Funds on Form N-1A under the Securities Act of 1933, as amended.



                              /s/ ROPES & GRAY


Washington, D.C.
November 30, 2000